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                                                                    EXHIBIT 99.5

[Gart Sports Company Logo]



FOR IMMEDIATE RELEASE:                                                      NEWS
----------------------
February 22, 2001                         Nasdaq National Market-GRTS,  AMEX-OSH

                     GART SPORTS SIGNS DEFINITIVE AGREEMENT
                       TO ACQUIRE OSHMAN'S SPORTING GOODS

 Gart Will Operate 178 Stores in 25 States; Annual Revenue to Exceed $1 Billion

DENVER- Gart Sports Company (Nasdaq National Market: GRTS) announced today it has entered into a definitive agreement to acquire Oshman's Sporting Goods, Inc. (AMEX: OSH). Pursuant to the terms of the agreement, Oshman's shareholders will receive $7.00 cash and 0.55 shares of Gart Sports common stock for each share of Oshman's common stock. Based on yesterday's closing price of Gart Sports common stock, the transaction will be valued at approximately $84 million.

Upon completion of the acquisition of the 58 Oshman's stores, Gart Sports will operate 178 stores in 25 states. The Company will continue to operate from Gart Sports' corporate headquarters in Denver, Colorado. Collectively, Gart Sports and Oshman's generated revenue of approximately $1.1 billion during the four fiscal quarters ended October 28, 2000. Following the closing of the acquisition, the combined company's common stock will be traded on the Nasdaq National Market under Gart Sports' current symbol, "GRTS." Gart Sports management anticipates the acquisition will be accretive to earnings per share during fiscal 2001, excluding one-time integration costs.

                                                             Continued on Page 2

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"We are delighted to have entered into this strategically important agreement, which represents an extraordinary opportunity for both Gart Sports and Oshman's," said Doug Morton, Chairman, President and Chief Executive Officer of Gart Sports. "Both companies bring outstanding name recognition, extensive industry experience and valuable assets to the combined company. Additionally, we will possess the most experienced executive management team in the retail sporting goods industry. Both Gart Sports' and Oshman's customers, employees and shareholders stand to benefit significantly from this acquisition.

"The Gart Sports and Oshman's store locations are highly complementary and the combined company will have an outstanding geographic presence in the Midwest, Southwest and Western regions of the United States," said Mr. Morton. "While Gart Sports and Oshman's currently operate in several of the same markets, we anticipate very few store closings from this transaction."

Mr. Morton continued, "In 1998, Gart Sports merged with Sportmart in a transaction that positioned us as the second largest, publicly traded, full-line sporting goods retailer in the United States. We intend to capitalize on the experience we gained from that transaction during the integration of Oshman's with Gart Sports."

Gart management anticipates there will be in excess of $10 million in annualized cost savings and merchandise buying synergies that will result from the acquisition. In addition to reductions in corporate and administrative redundancies, the combined company should experience significant savings in advertising costs in markets where both Gart Sports and Oshman's currently operate independent marketing programs.

Upon completion of the acquisition, Gart Sports' Board of Directors will be expanded from six members to eight members and will be joined by Marilyn Oshman, Chairman of Oshman's, and Alvin Lubetkin, Oshman's Vice Chairman, President and Chief Executive Officer.

                                                             Continued on Page 3

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Oshman's entered into the definitive agreement following the unanimous recommendation of Oshman's Board of Directors. Completion of the transaction is subject to customary conditions, including the approval of the Oshman's shareholders and the effectiveness of a registration statement for the Gart shares to be issued. Mr. Alvin Lubetkin, Ms. Marilyn Oshman and other Oshman's shareholders who collectively beneficially own approximately 45% of the outstanding common stock of Oshman's, have agreed to vote their shares in favor of the transaction.

The acquisition is also subject to approval of the issuance of Gart common stock to Oshman's shareholders in conjunction with the transaction. Green Equity Investors, L.P., an affiliate of Leonard Green & Partners, L.P., which beneficially owns approximately 62% of the outstanding common stock of Gart Sports, has agreed to vote its shares in favor of the issuance of common stock to Oshman's shareholders in the transaction. The acquisition is anticipated to be completed prior to the close of Gart Sports' second fiscal quarter, which ends August 4, 2001.

Oshman's and Gart Sports shareholder approvals will each be solicited by means of a proxy statement for each company. The appropriate proxy statement will be mailed to Oshman's and Gart Sports shareholders upon the completion of the required Securities and Exchange Commission filing and review processes.

In conjunction with the acquisition, Gart Sports has received a commitment from its lender, The CIT Group/Business Credit, Inc., to increase Gart's revolving line of credit from $175 million to $300 million. CIT's retail experience and working knowledge of both companies has brought added value to this transaction.

Gart Sports is being advised on this transaction by Stephens Inc., a full-service investment bank based in Little Rock, Arkansas, as well as Los Angeles-based Leonard Green & Partners, L.P. Oshman's is being advised by New York City-based Financo, Inc.

                                                             Continued on Page 4

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Conference Call and Simulcast Scheduled to Discuss Acquisition

Management of Gart Sports will conduct a conference call to discuss this acquisition. The call will be held today at 12 p.m. Eastern and will be simulcast on the web at http://www.prnewswire.com. To access the simulcast, go to the PR Newswire site and locate "Multimedia" in the left-hand menu bar -- then click "Conference Calls." To listen to the live call, please go to the web site 15 minutes early to register and download any necessary audio software. Replays will be available on the site shortly after the call is complete.
Please contact Alicia Alexander (303-393-7044) of Pfeiffer Public Relations, Inc. with questions.

Gart Sports is the second largest, publicly traded, full-line sporting goods retailer in the United States and the leading full-line sporting goods retailer in the Rocky Mountain region. The Company offers a comprehensive high-quality assortment of brand name sporting apparel and equipment at competitive prices, and currently operates 120 stores in 16 states under the Gart Sports and Sportmart names.

Oshman's currently operates 58 sporting goods specialty stores, including 43 SuperSports USA stores and 15 traditional stores. The Company's SuperSports USA stores are located primarily in medium to large metropolitan areas across the United States, offering high-quality name brand and private label equipment and sportswear. Oshman's SuperSports USA stores utilize interactional merchandising by offering sports test-play areas, including basketball courts, batting cages, golf simulators and tennis courts.

                                                             Continued on Page 5

The foregoing communication is being filed pursuant to Rule 425 under the Securities Act of 1933 and is being deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934. This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Gart Sports Company ("Gart") plans to file a Registration Statement on Form S-4 under the Securities Act of 1933 in connection with the merger, and each of Gart and Oshman's Sporting Goods, Inc. ("Oshman's") expects to mail a Joint Proxy Statement/Prospectus to its respective stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Gart, Oshman's, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission ("SEC") at http//www.sec.gov.

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In addition to the Registration Statement and the Joint Proxy Statement/
Prospectus, Gart and Oshman's file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by Gart or Oshman's at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. The filings of Gart and Oshman's with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http//www.sec.gov.

Oshman's, its directors and executive officers, and certain of its members of management and employees may be soliciting proxies from Oshman's stockholders in favor of the adoption of the merger agreement. Gart, its directors and executive officers, and certain of its members of management and employees may be soliciting proxies from Gart's stockholders in favor of the issuance of Gart common stock to Oshman's stockholders in conjunction with the merger. A description of any interests that Oshman's directors and executive officers or Gart's directors and executive officers have in the merger will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Gart's and Oshman's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the inherent uncertainties associated with acquisitions of companies, the competitive environment in the sporting goods industry in general and in the specific market area of Gart and Oshmans, inflation, changes in costs of goods and services and economic conditions in general and in Gart's and Oshman's specific market area. Those and other risks are more fully described in the Gart's and Oshman's filings with the Securities and Exchange Commission.
                                      ###
                                   CONTACTS:
Gart Sports Company                                     Investor/Press Relations
Thomas T. Hendrickson                                                 Geoff High
Executive Vice President                         Pfeiffer Public Relations, Inc.
Chief Financial Officer                        Investor/Public Relations Counsel
303/863-2293                                                        303/393-7044
                                                                              OR
                                                                    Mark Severts
                                               Thomas & Perkins Public Relations
                                                        Public Relations Counsel
                                                    303/916-7099 or 303/573-4911